UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 5, 2023

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Avenue of the Americas, 8th Floor New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-382-4605

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLLI	The Nasdaq Stock Market LLC
Warrants	GLLIW	The Nasdaq Stock Market LLC
Rights	GLLIR	The Nasdaq Stock Market LLC
Units	GLLIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Promissory Note

Globalink Investment Inc., a company incorporated in the State of Delaware (the “Company”), issued an unsecured promissory note in the total principal amount of $700,000 (the “Promissory Note”) to Public Gold Marketing Sdn. Bhd, a Malaysian private limited company and an entity not affiliated with the Company (“PGM”) for funding the Extension Payment and general corporate purposes. The Promissory Note does not bear interest and the principal thereunder becomes due and payable on September 9, 2023. In the event that the Company fails to pay the full balance of Promissory Note by September 9, 2023, any unpaid principal shall accrue interest at the maximum rate allowed by the laws of Malaysia until the balance is paid in full.

The foregoing description of the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Promissory Note, dated June 5, 2023, by and between Globalink Investment Inc. and Public Gold Marketing Sdn. Bhd
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2023

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer